EXHIBIT 23.8


          CONSENT OF GOLDSTEIN LEWIN & CO., INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of ECI Telecom Ltd. pertaining to ECI Telecom Ltd. Employee Share Purchase Plan and ECI Telecom Ltd. U.S. Employee Share Purchase Plan and the registration statements on Form S-8 (No.s 333-103669, 333-12868, 333-9860, 333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of our report dated January 27, 2003, with respect to the financial statements of ECI Telecom
- NGTS Inc. and subsidiary (not presented separately in the Registration Statement and Form 8-K), in connection with the financial statements of ECI Telecom Ltd. as of December 31, 2002 incorporated by reference from Form 6-K filed with the Securities and Exchange Commission on April 3, 2003 in ECI Telecom Ltd.'s current report on Form 8-K filed with the Securities and Exchange Commission.

                                          /s/ Goldstein Lewin & Co.
                                          GOLDSTEIN LEWIN & CO.

Boca Raton, Florida
June 2, 2003